CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-219561, 333-223163, 333-229679, and 333-236393 on Form S-8 and 333-239222 on Form S-3 of our reports dated February 24, 2021, relating to the financial statements of Redfin Corporation and the effectiveness of Redfin Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Redfin Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 24, 2021